                                                                   Exhibit 10.11




                                      LEASE

                                 BY AND BETWEEN

                             SPI COMMERCE PARK, LP,
                        A CALIFORNIA LIMITED PARTNERSHIP
                                   AS LANDLORD

                                       AND

                         VNUS MEDICAL TECHNOLOGIES, INC.
                                    AS TENANT

                             FOR PREMISES LOCATED AT
                            ZANKER TECHNOLOGY CENTRE

                              SAN JOSE, CALIFORNIA

                          SUMMARY OF BASIC LEASE TERMS

SECTION                                              TERMS
(LEASE REFERENCE)


A.                Lease Reference Date: January 24, 2001
(Introduction)

B.                Landlord:         SPI COMMERCE PARK, LP
(Introduction)                      a California limited partnership

C.                Tenant:           VNUS MEDICAL TECHNOLOGIES, INC.
(Introduction)                      a Delaware corporation

D.                Premises:         The Premises is two adjacent units,
(Section 1.20)                      comprising in the aggregate 15,198 gross
                                    leasable square feet: Suite E, consisting of 5,048 gross leasable square feet; and Suite
                                    F, consisting of 10,150 gross leasable
                                    square feet, in Zanker Technology Centre, San Jose, California, as shown within the Project on Exhibit A.

E.                Project:          The land and improvements located at Zanker
(Section 1.21)                      Technology Centre, at 2200 Zanker Road, San
                                    Jose, California, as shown on Exhibit A
                                    consisting of multiple buildings the
                                    aggregate gross leasable area of which is approximately 241,481 square feet.

F.                Building:         The building in which the Premises is
(Section 1.7)                       located containing 45,490 square feet of
                                    gross leasable area.

G.                Tenant's Share:   6.294% of the Project, of which 2.09% is
(Section 1.28)                      Suite E and 4.203% is Suite F

H.                Scheduled Commencement Date: As to Suite F, the later of
(Section 1.24)                      March 1, 2001 or substantial completion of
                                    improvements; as to Suite E, later of June
                                    1, 2001 or substantial completion of
                                    improvements.

I.                Lease Term:       75 full months after the Commencement Date
(Section 1.18)                      for Suite F. As to each unit within the
                                    Premises, if the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement
                                    Date occurs plus the first full calendar month thereafter, and Base Monthly Rent for such first month shall include the full Base
                                    Monthly Rent for the first full calendar month plus Base Monthly Rent for the partial month in which the Commencement Date occurs prorated on a daily basis.

J.                Base Monthly Rent: Initially, $2.85 per rentable square foot
(Section 3.1)                       per month, subject to four percent (4%)
                                    annual increases, commencing the thirteenth month after the Commencement Date for Suite
                                    F, and annually thereafter. The initial Base
                                    Monthly Rent for Suite E shall be
                                    $14,386.80, and the initial Base Monthly
                                    Rent for Suite F shall be $28,927.50. Thus, the aggregate initial Base Monthly Rent for the entire Premises, at such time as both units are delivered to Tenant, shall be $43,314.30, subject to four percent (4%) annual increases, commencing the thirteen months after the Commencement Date for Suite
                                    F. After the

                                    Commencement Date for Suite E, the Base
                                    Monthly Rent for the entire Premises shall be as follows:

                                    Months                    Monthly Amount
                                    ------                    --------------

                                    1 through 12              $43,314.30
                                    13 through 24             $45,046.87
                                    25 through 36             $46,848.74
                                    37 through 48             $48,722.69
                                    49 through 60             $50,671.60
                                    61 through 72             $52,698.46
                                    73 through 75             $54,806.40


K.                Lease Consideration, Advances and Prepaid Rent: As a one-time
((Section 3.1,    inducement and consideration to Landlord to enter into this
Section 3.3 and   Lease, within thirty (30) days after the Effective Date,
Section 15.17)    Tenant shall issue stock warrants to Landlord as provided in
                  Section 15.17. Also, as provided in Section 3.7, Tenant shall make a cash advance (by wire transfer of funds or cashier's check) of $456,499 to Landlord. In addition, Tenant shall make a prepaid payment of rent in the amount of 43,314.30, plus
                  $3,343.56 as Tenant's Share of Common Operating Expenses and
                  Taxes (as such terms are hereinafter defined).

L.                Security Deposit: $584,672.36 cash to be delivered by Tenant
(Section 3.5)                       and deposited by Landlord as provided in
                                    Section 3.5.

M.                Permitted Use:    General office, engineering, warehouse and
(Section 4.1)                       light manufacturing.

N.                Tenant's Liability Insurance Minimum:  $3,000,000.00
(Section 9.1)

O.                Landlord's Address:   SPI Commerce Park, LP
(Section 1.3)                           c/o SPI Holdings, LLC
                                        One Maritime Plaza, Suite 1050
                                        San Francisco, CA 94111
                                        Attn:  Asset Manager
                                        Fax: (415) 391-9142

                  With a copy to:       SPI Holdings, LLC
                                        4229 Cochran Chapel
                                        Dallas, Texas 75209
                                        Fax: (214) 352-6287

                  With a copy to:       Gibson Speno
                                        5674 Sonoma Drive
                                        Pleasanton, CA 94566
                                        Attn.: Commerce Park
                                        Property Manager
                                        Fax: (925) 734-8125

P.                Tenant's Address:     Before the Commencement Date:
(Section 1.3)                           238 E.Caribbean Drive
                                        Sunnyvale, CA 94089
                                        Attn.: Ms. Connie Sauer, CFO
                                        Fax: (408) 747-1998

Q.                Retained Real Estate Brokers:  Colliers International
(Section 1 5.13)                    representing Landlord, and Mike Michaels and
                                    Tom Hendryx of CRESA Partners representing
                                    Tenant.

R.                Allocated Parking Spaces:  Forty-five (45) spaces
(Section 4.5)

S.                Guarantor:  None

(Section 15.16)

T.                Options to Extend:  None
(Section 16.1,
if any)

U.                Lease: This Lease includes the summary of the Basic Lease
(Section 1.17)    Terms, the Lease, and the following exhibits and addenda:

                           Exhibit A - Project Site Plan and Outline of the Premises

                           Exhibit B - Work Letter or Tenant Improvements

                           Exhibit C - Acceptance Agreement

                           Exhibit D - Form of Letter of Credit

                           Exhibit E - Tenant Improvements to Suite F to be Constructed by Landlord.

                           Exhibit F - San Jose Orchard Business Park CC&Rs

                           Exhibit G - Rules and Regulations

         The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

LANDLORD:                                   TENANT:

SPI COMMERCE PARK, LP                       By:  VNUS MEDICAL TECHNOLOGIES, INC.
a Delaware limited liability company             a Delaware Corporation

By:  SPI Holdings, LLC,                          By:      ____________________
     a Delaware limited liability company        Name:    ____________________
     Its General Partner                         Title:   ____________________

     By:      __________________________         By:      ____________________
     Name:    Dennis J. Wong                     Name:    ____________________
     Its:     Manager                            Title:   ____________________

Dated:   January __, 2001                   Dated:   January __, 2001

                                      LEASE

         This Lease is dated as of the lease reference date specified in Section A of the Summary and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.

                              ARTICLE 1 DEFINITIONS

         1.1 General: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

         1.2 Additional Rent: The term "Additional Rent" is defined in Section 3.2.


         1.3 Address for Notices: Subject to changes made pursuant to Section
15.8 below, the term "Address for Notices" shall mean the addresses set forth in Sections O and P of the Summary; provided, however, that after the Commencement Date, Tenant's Address for Notices shall be the address of the Premises unless Tenant provides a different address for notices in the manner provided herein.

         1.4 Agents: The term "Agents" shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant's subtenants and their respective agents, employees, contractors, and invitees.

         1.5 Agreed Interest Rate: The term "Agreed Interest Rate" shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) four percent 4% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

         1.6 Base Monthly Rent: The term "Base Monthly Rent" shall mean the fixed monthly rent payable by Tenant pursuant to Section 3.1 which is specified in Section J of the Summary.

         1.7 Building: The term "Building" shall mean the building in which the Premises are located which Building is identified in Section F of the Summary, the gross leasable area of which is referred to herein as the "Building Gross Leasable Area."

         1.8 Commencement Date: The term "Commencement Date" shall mean as to Suite F, the earlier of (a) the date that Landlord delivers possession of the Suite F to Tenant following "Substantial Completion" of the Suite F Tenant Improvements, which improvements are described in Exhibit E attached hereto, or
(b) the date that Tenant occupies Suite F and commences business operations therein; provided however that to the extent the Commencement Date of Suite F is delayed due to any "Tenant Delay" (as defined in Section 1.27 below), then the Commencement Date as to Suite F shall be deemed the date the Suite F Tenant Improvements would have been Substantially Completed but for such Tenant Delay. The term "Commencement Date" shall mean as to Suite E, the later of June 1, 2001, or the date Landlord delivers possession of the Suite E to Tenant following Substantial Completion of the Suite E Tenant Improvements; provided however that if such Substantial Completion of the Suite E Tenant Improvements is delayed due to any Tenant Delay, then the Commencement Date as to Suite E shall be deemed the date the Suite E Tenant Improvements would have been Substantially Completed but for such Tenant Delay. For purposes hereof, "Substantially Completed" shall mean that the Tenant Improvements are completed, subject to minor "punch list" items, or that a permanent or temporary certificate of occupancy (or its equivalent) has been issued so that Tenant may commence business operations in Suite E and Suite F, as the case may be.

         1.9 Common Area: The term "Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the

Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

         1.10 Common Operating Expenses: The term "Common Operating Expenses" is defined in Section 8.2.

         1.11 Effective Date: The term "Effective Date" shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

         1.12 Event of Tenant's Default: The term "Event of Tenant's Default" is defined in Section 13.1.

         1.13 Hazardous Materials: The terms "Hazardous Materials" and "Hazardous Materials Laws" are defined in Section 7.2E.

         1.14 Insured and Uninsured Peril: The terms "Insured Peril" and "Uninsured Peril" are defined in Section 11.2E.

         1.15 Law: The term "Law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in Section 7.2E) and the Americans with Disabilities Act, 42 U.S.C.Section Section 12101 et. seq. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto.

         1.16 Lease: The term "Lease" shall mean the Summary and all elements of this Lease identified in Section R of the Summary, all of which are attached hereto and incorporated herein by this reference.

         1.17 Lease Term: The term "Lease Term" shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section I of the Summary.

         1.18 Lender: The term "Lender" shall mean any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

         1.19 Permitted Use: The term "Permitted Use" shall mean the use specified in Section M of the Summary.

         1.20 Premises: The term "Premises" shall mean that portion of the Project described in Section D of the Summary and shown on Exhibit A attached hereto.

         1.21 Project: The term "Project" shall mean that real property and the improvements commonly known as Zanker Technology Centre in San Jose, California, the aggregate gross leasable area of which is referred to herein as the "Project Gross Leasable Area."

         1.22 Private Restrictions: The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date.

         1.23 Real Property Taxes: The term "Real Property Taxes" is defined in
Section 8.3.

         1.24 Scheduled Commencement Date: The term "Scheduled Commencement Date" shall mean the date as to each Suite specified in Section H of the Summary.

         1.25 Security Instrument: The term "Security Instrument" shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

         1.26 Summary: The term "Summary" shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.


         1.27 Tenant Delay: The term "Tenant Delay shall mean any delay arising from or caused by the acts or omissions of Tenant that actually causes a delay in the Commencement Date. For example, a Tenant change in the plans for the Suite F Tenant Improvements for Suite F that delays the construction of such Suite F Tenant Improvements is a Tenant Delay. In addition, as to Suite E, the following events shall be deemed to be Tenant Delays: (i) Tenant's failure to approve and deliver to Landlord preliminary space plans for the Suite E Tenant Improvements on or before February 1, 2001; and (ii) Tenant's failure to approve and deliver to Landlord complete and final Working Drawings for the Tenant Improvements within thirty (30) days after Landlord approves Tenant's preliminary space plans; and (iii) Landlord's delay in obtaining a building permit on due to delays in processing of the application for building permit arising from incomplete architectural plans prepared by Tenant's architect.

         1.28 Tenant's Alterations; Tenant Improvements: The term "Tenant's Alterations" shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures. The term "Tenant Improvements" shall mean the improvements to be made by Landlord as provided in Section 2.3 below.

         1.29 Tenant's Share: The term "Tenant's Share" shall mean the percentage obtained by dividing Tenant's gross leasable area identified in Section D of the Summary by the Project Gross Leasable Area, which as of the Effective Date is the percentage identified in Section G of the Summary.

         1.30 Trade Fixtures: The term "Trade Fixtures" shall mean (i) Tenant's inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

                 ARTICLE 2 DEMISE, CONSTRUCTION, AND ACCEPTANCE

         2.1 Demise of Premises: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant's own use in the conduct of Tenant's business together with (i) the irrevocable non-exclusive right to use the number of Tenant's Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Section 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises. Landlord further reserves the right to renovate and/or redevelop the Project or portions thereof and Tenant acknowledges that in the course of Landlord's construction there may be temporary disruptions of utilities, access and/or or parking. In the event of such renovations and/or redevelopment of the Project, Landlord shall exercise commercially reasonable efforts to minimize such disruptions.

         2.2 Commencement Date: This Lease shall become effective upon the Effective Date; however, Tenant's obligations hereunder to pay Base Rent and Additional Rent as to each of Suite E and Suite F, respectively, shall commence on the Commencement Date for each such Suite.

         2.3 Construction of Improvements by Landlord: Prior to the Commencement Date for Suite E, Landlord shall construct improvements to Suite E pursuant to the Work Letter attached as Exhibit B. Prior to the Commencement Date for Suite F, Landlord shall, at Landlord's sole cost, construct the improvements described in Exhibit E (which are referred to herein as the Suite F Tenant Improvements), subject to modification of the Suite F Tenant Improvements at the request of, and at the cost of Tenant. If Tenant desires Landlord to change the Suite F Tenant Improvements prior to the completion thereof by Landlord, Tenant shall request such change(s) in writing and the change(s) shall be subject to Landlord's approval, which shall not be unreasonably withheld. Any increases in costs in the Suite F Tenant Improvements that result from Tenant-requested changes shall be paid by Tenant.

Estimates thereof shall be provided by Landlord and Tenant shall within five (5) business days of receipt of such estimate advance the cost thereof to Landlord. Upon completion of the Suite F Tenant Improvements, the actual cost of the changes shall be determined by Landlord's general contractor or architect, evidence of such cost shall be provided to Tenant, and if the actual cost exceeds the estimate that was advanced by Tenant to Landlord, the overage amount shall be paid by Tenant to Landlord within five (5) business days of receipt of the supporting invoices for such overage, and if the actual cost is less than the amount advanced by Tenant, Landlord shall promptly refund to Tenant the excess amount paid by Tenant. If any request for a change in the Suite F Tenant Improvements delays the completion of the Suite F Tenant Improvements beyond the date that such improvements would otherwise have been completed, as determined by Landlord's general contractor or architect, the period of such delay shall be a Tenant Delay and the Commencement Date for Suite F shall be adjusted as provided in this Lease.

         2.4 Delivery and Acceptance of Possession: Landlord shall exercise diligent efforts to deliver Suite F to Tenant, in the condition required under this Lease, by March 22, 2001. If Landlord is unable to deliver possession of the Premises to Tenant on or before such date, as extended for Tenant Delay, for any reason other than Tenant Delay, this Lease shall not be void or voidable for a period of 90 days thereafter, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom unless the delay in delivery is a result of Landlord's sole negligence. If a delay in delivery is a result of Landlord's sole negligence, Landlord shall reimburse Tenant for Tenant's actual costs incurred due to such delay; provided however that Landlord's said reimbursement obligation shall not exceed the Rent that Tenant would have paid hereunder for the period of such delay. If Tenant has not contributed to such delay there shall be a proportionate reduction of the Base Monthly Rent covering the period between the Commencement Date and the date Landlord actually tenders possession of the Premises to Tenant. Subject to Tenant Delay, if each Suite has not been tendered to Tenant on or before 90 days after Scheduled Commencement Date for such Suite, then either Landlord or Tenant shall have the right to terminate this Lease as to such Suite upon written notice to the other party (provided that the party giving such notice has not been the cause of the delay.). Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition, "as-is", including all patent and latent defects. Landlord makes no representation or warranty whatsoever, express or implied, concerning the fitness or suitability of the Premises for the conduct of Tenant's business or for any other purpose. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of any work of improvement done by Landlord in such part as complete and in accordance with the terms of this Lease except for defects of which Tenant has given Landlord written notice prior to the time Tenant takes possession. At the time Landlord delivers possession of each Suite of the Premises to Tenant, Landlord and Tenant shall together execute an acceptance agreement in the form attached as Exhibit C, appropriately completed. Tenant's obligation to pay Base Monthly Rent and Additional Rent shall not be excused or delayed because of Tenant's failure to execute such acceptance agreement.

         2.5 Early Occupancy: Landlord shall permit Tenant access to the Premises four weeks prior to the Commencement Date to enable Tenant to commence construction of its clean room, and two weeks prior to the Commencement Date to enable Tenant to prepare the Premises for its occupancy; provided that Tenant shall comply with such schedule and other directives as may be established by Landlord's general contractor to ensure that such access does not interfere with or delay the construction of the Tenant Improvements. Any such entry shall be at Tenant's own risk and shall be upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay Base Monthly Rent and Additional Rent, which shall commence on the Commencement Date, but Tenant shall be responsible for its utilities.

         2.6 Leasable Area: The gross leasable area ("Rentable Area") of the Premises, the Building and the Project, as set forth in the Summary, shall be binding on Landlord and Tenant. If one or more additional Buildings are constructed in the Project, or changes are made in the Rentable Area of one or more of the Buildings in the Project, Landlord shall cause the Rentable Area to be remeasured effective as at the commencement of any period to which the calculation is applicable in this Lease. Upon any such event, Landlord's architect shall remeasure the Project, the Building and/or the Premises, as becomes necessary, such measurement to be in accordance with the most recent "Standard Method for Measuring Floor Area in Office Buildings" adopted by the Building Owners and Managers Association International and Landlord shall provide Tenant with written notification of such measurements. Thereupon, Base Monthly Rent, Tenant's Share, and/or any other items that are determined in this

Lease based upon the square footage of the Premises or the Project shall be appropriately increased or decreased, as the case may be, and the parties shall execute an amendment to this Lease to commemorate the corrected measurements, Base Monthly Rent, and/or Tenant's Share, as the case may be.

                                 ARTICLE 3 RENT

         3.1 Base Monthly Rent; Initial Lease Consideration: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section J of the Summary.


         3.2 Additional Rent: Commencing on the Commencement Date for each Suite and continuing throughout the Lease Term, Tenant shall pay the following as additional rent for such Suite (the "Additional Rent"): (i) any late charges or interest due Landlord pursuant to Section 3.4; (ii) Tenant's Share of Common Operating Expenses as provided in Section 8.1; (iii) Landlord's share of any Subrent received by Tenant upon certain assignments and sublettings as required by Section 14.1; (iv) any legal fees and costs due Landlord pursuant to Section 15.9; and (v) any other charges due Landlord pursuant to this Lease.

         3.3 Payment of Rent: Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in Section K of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If Section J of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Section 11.4 and Section 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section O of the Summary, or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term. The term "Rent" when used in this Lease shall refer collectively to Base Monthly Rent and Additional Rent.

         3.4 Late Charge, Interest and Quarterly Payments:

                  (a) Late Charge. Tenant acknowledges that the late payment by Tenant of any installment of Rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, attorneys' fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within five (5) days of the date the payment is due, then Tenant shall immediately pay to Landlord a late charge equal to 5% of such delinquent rent as liquidated damages for Tenant's failure to make timely payment; provided however, in each calendar year, as to the first time that Landlord does not timely receive a payment of Rent in that year, the foregoing late charge shall be excused if Tenant pays Landlord the delinquent amount within five (5) days of the date that Tenant receives notice from Landlord that the Rent has not been paid on the date due. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Section 13.2B.

                  (b) Interest. If any Rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any Rent that is not paid when due at the Agreed Interest Rate, which interest shall accrue from the date such Rent became due until such Rent is paid.

                  (c) Quarterly Payments. If Tenant during any six (6) month period shall be more than three (3) days delinquent in the payment of any rent or other amount payable by Tenant hereunder on two (2) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Monthly Rent and Additional Rent quarterly in advance. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant's default hereunder

         3.5 Security Deposit:

         (a) Cash Deposit. Tenant shall, within three (3) days after the Effective Date, deposit with Landlord a cash security deposit in the amount set forth in Section L of the Summary, as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the "Security Deposit"). Landlord shall deposit the Security Deposit in a separate money market account with The Vanguard Group, as directed by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. Income on such account shall be for Tenant's benefit and at Tenant's risk, and shall be released to Tenant quarterly or as otherwise may be agreed by Landlord and Tenant. Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease; and
(iv) to remedy any other default of Tenant to the extent permitted by Law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. If Landlord transfers the Premises during the Lease Term, Landlord shall pay the Security Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, and such transfer Landlord will be released from all liability for the return of the Security Deposit. At any time after the one year anniversary of the Commencement Date, if an Event of Default has not occurred hereunder and Tenant has completed four (4) consecutive quarters of positive "EBITDA" (earnings before interest expense, income taxes, depreciation and amortization expense, as certified to Landlord by Tenant's independent certified public accounting firm, and audited as to any such quarter that falls within a completed fiscal year), Tenant shall be entitled to a reduction in the Security Deposit to an amount equal to four times the then current Base Monthly Rent and Additional Rent provided that Tenant's chief financial officer certifies to Landlord in writing that Tenant reasonably expects to have positive EBITDA during its next four quarters, provided further that neither such chief financial officer nor Tenant shall incur or be subject to any liability whatsoever if Tenant fails to actually achieve a positive EBITDA during such quarters. If Landlord does not reduce the Security Deposit if and when required as provided above, Tenant may offset against Base Monthly Rent and Additional Rent monthly as it becomes due until the amount held as the Security Deposit is an amount equal to four times the then current Base Monthly Rent and Additional Rent. Furthermore, if Tenant has become entitled to such reduction in the Security Deposit, provided that an Event of Default has not then occurred, then during the last months of the Term, Tenant shall be entitled to apply the Security Deposit to the Base Monthly Rent and Additional Rent such that the Security Deposit will be exhausted at the expiration of the Term.

         (b) Security Interest. Tenant hereby irrevocably assigns, transfers and pledges to Landlord the Security Deposit as security for payment of all obligations of Tenant under this Lease. Landlord shall be entitled to all rights and remedies of a secured party under the Uniform Commercial Code of California. Tenant agrees to fully cooperate with Landlord in perfecting and enforcing the security interest granted herein, including without limitation, signing and filing one or more UCC-1 financing statements within ten (10) days after Landlord's request.

         3.6 Electronic Payment. Landlord shall have the right, on not less than thirty (30) days prior written notice to Tenant (the "Electronic Payment Notice"), to require Tenant to make subsequent payments of Monthly Base Rent and Additional Rent due pursuant to the terms of this Lease by means of a federal funds wire transfer or such other method of electronic funds transfer as may be required by Landlord in its sole and absolute discretion (the "Electronic Payment"). The Electronic Payment Notice shall set forth the proper bank ABA number, account number and designation of the account to which such Electronic Payment shall be made. Tenant shall promptly notify Landlord in writing of any additional information that will be required to establish and maintain Electronic Payment from Tenant's bank or financial institution. Landlord shall have the right, after at least ten (10) days prior written notice to Tenant, to change the name of the depository for receipt of any Electronic Payment and to discontinue payment of any sum by Electronic Payment.

            3.7 Advances for Improvements and Commissions: Within three (3) days after the Effective Date, Tenant shall make a cash payment (by wire transfer of funds or cashier's check) of $456,499 to Landlord. Such payment shall be a prepayment or reimbursement to Landlord for (a) $224,144 of the costs of improvements to be made to Suite F by Landlord; (b) $126,200 of the costs of improvements to be made to Suite E by Landlord; and (c) leasing commissions of $106,155 payable by Landlord to the Retained Real Estate Brokers; provided however that to the extent that $126,200 in costs are not incurred for improvements to Suite E, the remaining prepaid amount shall be applied to costs incurred for Suite F in excess of $224,144, if any. If total improvement costs for Suites E and F are not in the aggregate $350,344, the unapplied prepayments for such costs shall be retained by Landlord as compensation for entering into this Lease.

                            ARTICLE 4 USE OF PREMISES

      4.1 Limitation on Use: Tenant shall use the Premises solely for the Permitted Use specified in Section M of the Summary and not for any other use, other than with the prior written consent of Landlord, which will not be unreasonably withheld. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Project, or (ii) cause damage to any part of the Project except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Project or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Project, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Project, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Project or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed of so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Project or install any equipment or antennas on or make any penetrations of the exterior or roof of the Project. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Project, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

      4.2 Compliance with Regulations: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alternations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

      4.3 Outside Areas: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises.

      4.4 Signs: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Project without the prior written approval of Landlord. At its expense, Tenant may have its name placed on the existing monument sign for the Project, provided the design and location are approved by Landlord (which shall not be unreasonably withheld) and it complies with all Laws. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord's signage rules then in effect, and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair.

      4.5 Parking: Tenant is allocated and shall have the non-exclusive and irrevocable right to use Tenant's Allocated Parking Spaces for itself and its Agents, the location of which may be designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right to promulgate and modify parking rules and regulations for the Project, including the right to designate and to ration parking spaces within the Project, and Tenant agrees to abide by Landlord's parking-allocation plans and to use no more than its designated amount of parking spaces. Landlord further reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Project, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking and/or commuter traffic in, to or from the Project, whether by creation of an alternative-transportation plan, validation of parking tickets, or any other method of assessment, Tenant agrees to participate in such plan, validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

      4.6 Rules and Regulations: Landlord may from time to time promulgate and modify reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. The current rules and regulations are attached hereto as Exhibit G. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations. Tenant's failure to abide by such rules and regulations shall be an Event of Tenant Default under this Lease.

                    ARTICLE 5 TRADE FIXTURES AND ALTERATIONS

      5.1 Trade Fixtures: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant's property.

      5.2 Tenant's Alterations: Construction by Tenant of Tenant's Alterations shall be governed by the following:

            A. Tenant shall not construct any Tenant Alterations or otherwise alter the Premises without Landlord's prior written approval. Tenant shall be entitled, without Landlord's prior approval, to make Tenant Alterations which do not exceed $10,000 in cost and $25,000 in the aggregate within a twelve (12) consecutive month period (the "Permitted Tenant Alterations Limit") and do not affect the structural parts, Building systems, Building exterior, or watertight character of the Project. If Landlord's approval for any Tenant Alterations is required, Tenant shall not construct the Alterations until Landlord has approved in writing the plans and specifications therefor, and such Tenant Alterations shall be constructed substantially in compliance with such approved plans and specifications. All Tenant Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws, using new materials of good quality. With respect to Tenant Alterations of whatever character, (i) Landlord shall have no duty to provide a tenant improvement allowance, all costs being the responsibility of Tenant; (ii) Tenant, with Landlord's prior approval (which shall not be unreasonably withheld), shall have the right to choose the architect, engineers, consultants, general contractor, and subcontractors for the design and construction of Tenant Alterations; and
(iii) Tenant shall pay to Landlord promptly after completion of construction of Tenant Alterations, an Alteration Operations Fee not to exceed four percent (4%) of the cost of the Tenant Alterations (including architectural and engineering fees) as reimbursement to Landlord for actual costs incurred by Landlord for review of the plans and specifications and additional burdens put on the management and operation of the Project during construction.

            B. Tenant shall not commence construction of any Tenant's Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least ten (10) days' prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

            C. All Tenant's Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant's Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall be obligated to remove only those alterations installed after the Commencement Date as to each Suite if, as a specific condition of Landlord's approval of a particular alteration Landlord requires that such alteration be removed upon termination of the Lease.

      5.3 Alterations Required by Law: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant's particular use or change of use of the Premises; (ii) Tenant's application for any permit or governmental approval; or (iii) Tenant's construction or installation of any Tenant's Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord's right to reimbursement from Tenant specified in Section 5.4).

      5.4 Amortization of Certain Capital Improvements: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project; and (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

            A. All costs paid by Landlord to construct such improvements, plus imputed financing costs calculated at 10% per annum, shall be amortized over the actual useful life of such improvement (as reasonably determined by Landlord), and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs and imputed financing, and shall also provide Tenant with the information upon which such determination is made.

            B. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant's Share of that portion of such monthly amortization payment fairly allocable to the Project (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

      5.5 Mechanic's Liens: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord's Agents), Tenant shall bond against or discharge the same within 10 days after the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

      5.6 Taxes on Tenant's Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

                        ARTICLE 6 REPAIR AND MAINTENANCE

      6.1 Tenant's Obligation to Maintain: Except as otherwise provided in
Section 6.2, Section 11.1, and Section 12.3, Tenant shall be responsible for the following during the Lease Term:

            A. Tenant shall clean and maintain in good order, condition, and repair the Premises, and replace components thereof when necessary, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises. Notwithstanding the foregoing, Tenant shall not be responsible to replace a capital item that (a) costs in excess of $5,000, and
(b) will have an actual useful life (as reasonably determined by Landlord) which exceeds the remaining unexpired term of this Lease, it being agreed that Landlord shall at its cost replace such capital items and that the cost thereof, plus imputed financing costs calculated at 10% per annum, shall be amortized over the actual useful life of such improvement (as reasonably determined by Landlord), and shall be paid by Tenant to Landlord monthly as Additional Rent. Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs and imputed financing, and shall also provide Tenant with the information upon which such determination is made.

            B. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

            C. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Project or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant's Alterations Limit, then Tenant shall first obtain Landlord's written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

      6.2 Landlord's Obligation to Maintain: Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the building(s) located on the Project so that the same are kept in good order and repair. If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Project, Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant's Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.

      6.3 Control of Common Area: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) temporarily close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close portions of the Common Area to perform maintenance, renovations or redevelopment, or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; (vii) change the name or address of the Project; and/or change out or modify glass, glass lines, entry doors, entry doors, and/or make other structural or cosmetic improvements to the Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Project, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant's business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant's access to or use of the Premises or Tenant's Allocated Parking Spaces without first obtaining Tenant's consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

                     ARTICLE 7 WASTE DISPOSAL AND UTILITIES

      7.1 Waste Disposal: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

      7.2 Hazardous Materials: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

            A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents after the Effective Date.

            B. If the presence of Hazardous Materials on the Project arising from the acts or omissions of Tenant or Tenant's Agents after the Effective Date results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials on the Project arising from the acts or omissions of Tenant or Tenant's Agents after the Effective Date. If the presence of Hazardous Materials on the Project does not arise from the acts or omissions of Tenant or Tenant's Agents after the Effective Date and results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Landlord shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Landlord shall further be solely responsible for, and shall defend, indemnify and hold Tenant and its agents harmless from and against, all claims made against Tenant, including costs, liabilities and attorneys' fees, arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials on the Project not arising from the acts or omissions of Tenant or Tenant's Agents after the Effective Date.

            C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and which Landlord consents in writing may be brought onto the Premises. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

            D. Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Section 7.2A and/or Section 7.2B. Moreover, to the extent that Tenant has Hazardous Material on the Project and has received Landlord's approval for such Hazardous Materials, Tenant hereby agrees to pay its Tenant's Share of an annual environmental inspection conducted by an environmental engineer.

            E. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCB's, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

            F. The obligations of Landlord and Tenant under this Section 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Section 7.2. In the event of any inconsistency between any other part of this Lease and this Section 7.2, the terms of this Section 7.2 shall control.

      7.3 Utilities: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord determines that Tenant is using a disproportionate amount of any utility

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
service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install a separate meter (at Tenant's expense) to measure the utility service supplied to the Premises.

      7.4 Compliance with Governmental Regulations: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

                       ARTICLE 8 COMMON OPERATING EXPENSES

      8.1 Tenant's Obligation to Reimburse: As Additional Rent, as of the Commencement Date for each Suite, Tenant shall pay Tenant's Share (specified in Section G of the Summary) of all Common Operating Expenses for such Suite. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 10 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant's Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating Expenses it anticipates will be paid or incurred for the Landlord's fiscal year in question (and Landlord shall have the right to deliver to Tenant supplemental estimates of Common Operating Expenses not more than twice in Landlord's fiscal year, whereupon Tenant shall be bound to pay Tenant's Share in accordance with the most recent estimate delivered by Landlord); (ii) during such Landlord's fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within ninety (90) days after the end of each Landlord's fiscal year (or as soon thereafter as possible, but in no case greater than one hundred eighty (180) days), Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord's fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within 10 days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant's Share of all Common Operating Expenses for such Landlord's fiscal year and no more. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect at Landlord's office during normal business hours Landlord's books and records as they relate to Common Operating Expenses. Such inspection must be within 180 days of Tenant's receipt of Landlord's annual statement for the same, and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection.

      8.2 Common Operating Expenses Defined: The term "Common Operating Expenses" shall mean the following:

            A. All costs and expenses paid or incurred by Landlord in operating the Project, including without limitation doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project; (ii) maintenance of the liability, fire, property damage, rent loss, earthquake, environmental and other insurance covering the Project carried by Landlord pursuant to Section
9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; (viii) fees not in excess of 5% of Project Rent for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord): (ix) providing security (provided, however, that Landlord shall not be obligated to provide security and if it does, Landlord may discontinue such service at any time and in any event Landlord shall not be responsible for any act or omission of any security personnel); and (x) capital improvements as provided in Section 5.4 hereof. Notwithstanding any other provision of this Lease, if during any year, the Project is less than 95% occupied, an adjustment shall be made by Landlord in computing Common Operating Expenses which vary based upon levels of occupancy so that such variable Common Operating Expenses are equal to the Common Operating Expenses that would have been incurred had the Project been 95% occupied;

            B. The following costs: (i) Real Property Taxes as defined in
Section 8.3; (ii) the amount of any "deductible" paid by Landlord with respect to damage caused by any Insured Peril; and (iii) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by Section 8.2A that is fairly allocable to the Project;

            C. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include any of the following:
(i) payments on any loans or ground leases affecting the Project; (ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) leasing commissions; (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project; and (v) any cost incurred in complying with Hazardous Materials Laws, which subject is governed exclusively by Section 7.2.

      8.3 Real Property Taxes Defined: The term "Real Property Taxes" shall mean all taxes, assessments, levies, surcharges, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord's business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord's interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord's business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

                               ARTICLE 9 INSURANCE

      9.1 Tenant's Insurance: Tenant shall maintain insurance complying with all of the following:

            A. Tenant shall procure, pay for and keep in full force and effect the following:

                  (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Liability Insurance Minimum specified in Section O of the Summary, which insurance shall contain a "contractual

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
liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in Section 10.3;

                  (2) Fire and property damage insurance in so-called special form (formerly "all risk") insuring Tenant's Trade Fixtures and Tenant's Alterations for the full actual replacement cost thereof;

                  (3) Insurance for all plate glass in the Premises, and such other insurance that is either (i) required by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses.

            B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this Section 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord so long as such provision of thirty (30) days notice is reasonably obtainable, but in any event not less than ten (10) days prior written notice; (vi) shall not have a "deductible" in excess of such amount as is approved by Landlord; (vii) shall contain a cross liability endorsement; and (viii) shall contain a "severability" clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 9.1.

            C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Section 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than five (5) days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Section 9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Section 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

      9.2 Landlord's Insurance: Landlord shall have the following obligations and options regarding insurance:

            A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called special form (formerly "all risk") insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils that Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. All such coverage shall contain "deductibles" which Landlord deems appropriate. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant's Alterations of Tenant.

            B. Landlord shall maintain (i) a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection, and (ii) such other insurance as may be required by any lender holding a security interest in the Project.

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
            C. Tenant's Obligation to Reimburse: If Landlord's insurance rates for the Project are increased at any time during the Lease Term as a result of the nature of Tenant's use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

      9.3 Release and Waiver of Subrogation: The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs Section 9.1A and Section 9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of P9.1 to the extent permitted by this Lease; and (iii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

           ARTICLE 10 LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

      10.1 Limitation on Landlord's Liability: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant's Agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Project through roof leaks or otherwise. Notwithstanding the foregoing but subject to Section 9.3, Landlord shall be liable for any such injury, damage or loss, excluding lost profits and consequential damages, which is proximately caused by Landlord's willful misconduct or gross negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

      10.2 Limitation on Tenant's Recourse: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

      10.3 Indemnification of Landlord: Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or gross negligence of

Landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the gross negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) an Event of Tenant's Default. The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease.

                          ARTICLE 11 DAMAGE TO PREMISES

      11.1 Landlord's Duty to Restore: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to
Section 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either
Section 11.2 or Section 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant's Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Section 9.1A(2) shall be used for such purpose.

      11.2 Landlord's Right to Terminate: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

            A. Either the Project or the Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds thirty-three percent (33%) of the then actual replacement cost thereof;

            B. Either the Project or the Building is damaged by an Uninsured Peril;

            C. The Premises are damaged by any peril within 12 months of the last day of the Lease Term; or

            D. Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

            E. As used herein, the following terms shall have the following meanings: (i) the term "Insured Peril" shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any "deductible" amount specified by such insurance) to restore the Project under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term "Uninsured Peril" shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the "deductible" for earthquake or flood insurance exceeds two percent (2%) of the replacement cost of the improvements insured, such peril shall be deemed an "Uninsured Peril".

      11.3 Tenant's Right to Terminate: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

            A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 240 days after the date of such damage; or

            B. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage.

      11.4 Abatement of Rent: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

                             ARTICLE 12 CONDEMNATION

      12.1 Landlord's Termination Right: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Premises is so taken, (ii) more than 10% of the Project Leasable Area is so taken, or (iii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

      12.2 Tenant's Termination Right: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), ten percent (10%) or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

      12.3 Restoration and Abatement of Rent: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

      12.4 Temporary Taking: If any portion of the Premises is temporarily taken for 120 days or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

      12.5 Division of Condemnation Award: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, Tenant shall have no claim for the value of the unexpired Lease Term, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award, including without limitation any award pertaining to Tenant Alterations. Subject to the foregoing, Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following so long as the award made to Landlord is not thereby reduced: (i) for the taking of personal property or Trade Fixtures belonging to

Tenant, (ii) for the interruption of Tenant's business or its moving costs,
(iii) for loss of Tenant's goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                         ARTICLE 13 DEFAULT AND REMEDIES

      13.1 Events of Tenant's Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

            A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within three (3) business days after delivery of written notice from Landlord specifying such failure to pay; or

            B. Tenant shall have failed to perform any rule or regulation, or any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said thirty (30) day period, or if such breach could not be reasonably cured within said thirty (30) day period, Tenant shall have failed to commence such cure within said thirty (30) day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed; or

            C. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

            D. Tenant shall have abandoned the Premises; or

            E. The occurrence of the following: (i) the making by Tenant or Guarantor of any general arrangements or assignments for the benefit of creditors; (ii) Tenant or Guarantor becomes a "debtor" as defined in 11 USC
Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or Guarantor, the same is dismissed within sixty (60)
days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

            F. Tenant shall have failed to deliver documents required of it pursuant to Section 15.4 or Section 15.6 within the time periods specified therein; or

            G. Any two (2) failures by Tenant to observe and perform any material provision of this Lease during any twelve (12) month period of the term, as such may be extended, shall constitute, at the option of Landlord, a separate and noncurable default.

      Any written notice of default sent by Landlord to Tenant shall be in lieu of, and not in addition to, any termination notice required under applicable statutory or regulatory provisions (and no further notice shall be required should Landlord elect to terminate this Lease as set forth below).

      13.2 Landlord's Remedies: If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

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
            A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including
(i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Project, or a threat to insurance coverage, then if Tenant does not cure such breach within three (3) business days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

            B. Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers' commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

            C. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord's Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant's right to possession of the Premises.

            D. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Section 13.C, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

            E. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2,
(i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include:

                  (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                  (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary

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
course of things would be likely to result therefrom, including the following:
(i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

            F. Nothing in this Section 13.2 shall limit Landlord's right to indemnification from Tenant as provided in Section 7.2 and Section 10.3. Any notice given by Landlord in order to satisfy the requirements of Section 13.1A or Section 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

      13.3 Waiver: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

      13.4 Limitation On Exercise of Rights: At any time that an Event of Tenant's Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

      13.5 Waiver by Tenant of Certain Remedies: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

                      ARTICLE 14 ASSIGNMENT AND SUBLETTING

      14.1 Transfer By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 14.1 as "Tenant"):

            A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall pay Landlord for reasonable costs and attorneys' fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted, such payment to be in the amount of Landlord's then current Transfer review fee, which fee as of the date of this Lease, is $750. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to Section 14.1B, and (iii) in the case of

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
an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

            B. At least thirty (30) days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord's standard Hazardous Materials Questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (i) thirty (30) days of receipt of such request together with the required accompanying documentation, or (ii)fifteen (15) days after Landlord's receipt of all information which Landlord reasonably requests within seven days after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, then Tenant shall provide a second written notice to Landlord requesting such consent and if Landlord fails to respond within seven
(7) days after receipt of such second notice, then Landlord will be deemed to have consented to such Transfer. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer, which shall also be subject Landlord's consent in accordance with the same process for obtaining Landlord's initial consent to such Transfer.

            C. The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent where: (i) the assignment or subletting would increase the operating costs for the Building or the burden on the Building services, or generate additional foot traffic or security concerns in the Building, or generate additional parking demand, or create an increased probability of the comfort and/or safety of Landlord and other tenants in the Building being compromised or reduced, (ii) the space will be used for a school or training facility, an entertainment, sports or recreation facility, retail sales to the public (unless Tenant's permitted use is retail sales), a personnel or employment agency (other than executive offices of the same not having substantial dealings with the public), an office or facility of any governmental or quasi-governmental agency or authority having any on - premises dealings with the general public, a place of public assembly (including without limitation a meeting center, theater or public forum), any use by or affiliation with a foreign government, or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight); (iii) the proposed assignee or subtenant is a current tenant of the Building or is a prospective tenant of the Building; (iv) Landlord reasonably disapproves of the proposed assignee or subtenant's reputation or creditworthiness; (v) Landlord reasonably determines that the character of the business that would be conducted by the proposed assignee or subtenant at the Premises, or the manner of conducting such business, would be inconsistent with the character of the Building; (vi) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings;
(vii) the assignment or subletting would involve a change in use from that expressly permitted under this Lease; or (viii) Landlord reasonably determines that there is a material risk that the proposed assignee may be unable to perform all of Tenant's obligations under this Lease or the proposed subtenant may be unable to perform all of its obligations under the proposed sublease.

            D. In the event that Tenant seeks to make any Transfer, Landlord shall have the right to terminate this Lease or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be so sublet, either (i) on the condition that the proposed transferee immediately enter into a direct lease of the Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant's notice, or (ii) so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed transferee, Tenant's obligations under this Lease shall not be terminated until such transferee executes a new lease with Landlord, enters into possession and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen
(15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant's Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

            E. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

                  (1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

                  (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 75% of all Subrent (as defined in Section 14.1E(5)) received by Tenant over and above (i) the assignee's agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee. All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease for purposes of calculating the amount due Landlord hereunder.

                  (3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 75% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease for purposes of calculating the amount due Landlord hereunder.

                  (4) Tenant's obligations under this Section 14.1E shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's Default. At the time Tenant makes any payment to Landlord required by this Section 14.1E, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

                  (5) As used in this Section 14.1E, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant for use of the Premises as a result of the Transfer. If in conjunction with a Transfer Tenant receives payments from or on behalf of the transferee for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles, then "Subrent" shall be deemed to include an amount equal to the fair market rental value of the Premises to the extent that such fair market rental value exceeds the amount actually allocated by Tenant and the transferee for use of the

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
Premises. As used in this Section 14.1E, the term "Permitted Transfer Costs" shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, and (ii) all reasonable attorneys' fees incurred by Tenant with respect to the Transfer in question.

            F. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, limited liability company or other entity any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner, member or other party owning 25% or more (cumulatively) of any interest in the capital or profits of the partnership, limited liability company or other entity or the dissolution of the partnership, limited liability company or other entity, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

            G. Notwithstanding anything contained in Section 14.1, so long as
(i)Tenant is not in default under this Lease and otherwise complies with the provisions of Section 14.1, and (ii) by written assumption agreement in form reasonably approved by Landlord, the assignee assumes Tenant's obligations under the lease, or in the case of assignment, the subtenant assumes such obligations as to the subleased Premises, Tenant may sublease all or part of the Premises or assign its interest in this Lease to any entity which (x) controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50% or (b) acquires substantially all of the assets of original Tenant (a "Permitted Transfer") without Landlord's prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to Section 14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to Section 14.1D.

            H. Notwithstanding any other provision contained in Section 14.1, Landlord shall at all times have the right, but not the obligation, to collect Subrent directly from any assignee or subtenant, and in such event shall disburse such part of Subrent to Tenant as Tenant shall then appear to be entitled to receive.

      14.2 Transfer By Landlord: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

                          ARTICLE 15 GENERAL PROVISIONS

      15.1 Landlord's Right to Enter: Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours' prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary "for lease" signs or "for sale" signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Section 15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

      15.2 Surrender of the Premises: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to Section 7.2A or Section 7.2B. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process

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
which occurs in spite of prudent application of commercially reasonable standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this
Lease: (i) all interior walls shall be cleaned so that they appear freshly painted; (ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; and (v) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant's Alterations which Tenant is required to remove pursuant to Section 5.2 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant if Tenant is required to do so pursuant to Section 5.2. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

      15.3 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full calendar month of the expired Term.

      15.4 Subordination: The following provisions shall govern the relationship of this Lease to any Security Instrument:

            A. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

            B. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

            C. Tenant shall upon request execute any document or instrument required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument,
(iii) rent prepared more than one month in advance, and (iv) subsequent amendments to this Lease not approved by the Lender. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute an Event of Tenant's Default.

      15.5 Mortgagee Protection and Attornment: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

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
      15.6 Estoppel Certificates and Financial Statements: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within ten (10) days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party's performance, and (iii) no rent has been paid more than thirty (30) days in advance. At any time during the Lease Term Tenant shall, upon ten (10) days' prior written notice from Landlord, provide Tenant's and Guarantor's most recent financial statement and Tenant's financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements of Tenant shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

      15.7 Consent: Whenever Landlord's approval or consent is required by this Lease, such approval or consent may be exercised in Landlord's sole and absolute discretion, unless a different standard has been expressly provided in this Lease for the particular matter requiring Landlord's consent or approval.

      15.8 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section O or Section P of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this Section 15.8, provided, however, that any address to which notices may be sent must be a California address.

      15.9 Attorneys' Fees: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and experts' fees as may be fixed by the court.

      15.10 Corporate Authority: If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

      15.11 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that
(i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

      15.12 Termination by Exercise of Right: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This Section 15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant's Default.

      15.13 Brokerage Commissions: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section Q of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers if there is a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

      15.14 Force Majeure: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of Landlord (except financial inability) shall excuse the performance by Landlord, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder.

      15.15 Entire Agreement: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant's business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

      15.16 Guaranty: [Omitted.]

      15.17 Stock Warrants: As an incentive and inducement to Landlord to enter into this Lease, within thirty (30) days after the Effective Date, Tenant shall grant and deliver to Landlord a warrant to purchase 10,000 shares of common stock of Tenant (the "Warrant"), at a price per share established in Tenant's next round of equity financing. The Warrant shall expire on the fifth anniversary of the Commencement Date for Suite F. The Warrant shall be fully vested upon issuance to Landlord, shall be transferable by Landlord, subject to applicable securities laws, and shall contain customary adjustment provisions to ensure that Landlord receives the intended benefit of such Warrant and other provisions that are customary to protect the rights of the holder. While the Warrant is outstanding, Tenant shall provide Landlord (or the then-current Warrant holder), as soon as practicable after the end of each fiscal year, an audited consolidated balance sheet of Tenant as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of Tenant for such year, prepared in accordance with generally accepted accounting principles ("GAAP"), all in reasonable detail and all certified by a nationally recognized public accounting firm.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:                                TENANT:

By:   SPI COMMERCE PARK, LP,             By:   VNUS MEDICAL TECHNOLOGIES, INC.
      a California limited partnership         a Delaware corporation

                                                     /s/ Brian Farley
      By:   SPI Holdings, LLC,                 By:   ____________________
            a Delaware limited                 Name:  Brian Farley
            liability company                  Title: President and CEO
            Its General Partner


                  /s/ Dennis J. Wong                 /s/ Connie Sauer
            By:   _____________________        By:   ____________________
            Name: Dennis J. Wong               Name:  Connie Sauer
            Its:  Manager                      Title: CFO

                 January 23                            January 23
      Dated: __________________, 2001          Dated: ________________, 2001

                                    EXHIBIT A

                  Project Site Plan and Outline of the Premises

                                    EXHIBIT B

                       Work Letter for Tenant Improvements

      This Work Letter ("Work Letter") is incorporated into and made a part of that certain Lease dated as of January 24, 2001 between SPI Commerce Park, L.P. and VNUS Medical Technologies, Inc., a Delaware (the "Lease"). All capitalized terms used in this Work Letter and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

                                    ARTICLE 1

                               GENERAL PROVISIONS

      1.1 Suite E Tenant Improvements. Tenant shall plan and design and Landlord shall construct certain improvements (the "Suite E Tenant Improvements") in accordance with the Plans (as that term is defined in Section 2.4) and in accordance with the other provisions of this Work Letter and all other applicable terms and conditions of the Lease. The Suite E Tenant Improvements shall be constructed in a good and workmanlike manner and Landlord shall correct any defects in such work that are identified in writing by Tenant to Landlord within eleven and one-half months after the Commencement Date.

      1.2 Tenant Improvement Work. The planning, design and construction of the Suite E Tenant Improvements are referred to collectively as "Tenant Improvement Work".

      1.3 Costs of the Work. For purposes of this Work Letter, "Costs of the Work" shall mean and include all of the following with respect to the Tenant Improvement Work: (a) architect's, engineer's and consultants' fees and costs;
(b) deposits, fees and costs for building and other permits, licenses and approvals; (c) tests and inspections; (d) all amounts payable to any contractors, subcontractors, suppliers and vendors; and (e) all other charges, fees, expenses and other costs incurred or arising in connection with Tenant Improvement Work.

      1.4 Tenant's Occupancy; Punch List Items. Tenant's occupancy of the Premises and its commencement of business operations therein shall constitute Tenant's acceptance of the condition of the Premises, subject to latent defects and such punch list items as Tenant may report to Landlord within thirty (30) days of Tenant's occupancy. Landlord shall complete any punch list work within thirty (30) days of receipt of Tenant's list, or within such longer period as may be reasonably necessary.

      1.5 Early Occupancy. Landlord shall provide access to Tenant to the Premises during the two (2) week period prior to the anticipated Commencement Date to allow Tenant to install data cabling, furniture, computer systems and telephone equipment, it being the understanding of the parties that such access shall occur prior to substantial completion of the Tenant Improvement Work. Tenant may enter the Premises for such purposes at its own risk. Tenant shall schedule its entry, installation and other work with Landlord so as not to delay Landlord's construction of the Tenant Improvement Work. During the course of any pre-Term access by Tenant, all terms and conditions of the Lease, except for payment of Rent and commencement of the Term, shall apply, including without limitation, the indemnity by Tenant of Landlord under the Lease. During such period of pre-Term access, Landlord shall have no responsibility for, and Tenant shall be fully responsible for, the security for Tenant's property, activities and operations thereon.

                                    ARTICLE 2

                                      PLANS

      2.1 Floor Plan and Specifications for Suite E Tenant Improvements. Tenant shall cause to be prepared preliminary and working drawings, specifications and other plans necessary for the development, approval and construction of the Suite E Tenant Improvements. Tenant shall cause the preliminary space plans to be provided to Landlord on or before February 1, 2001.

      2.2 Landlord's Approval of Tenant's Floor Plan and Specifications. Landlord shall review and either approve or, as provided below, propose modifications to the floor plan and/or the specifications within five (5) business days of receipt from Tenant. If Landlord desires to modify all or any portion of the floor plan and/or specifications proposed by Tenant, it shall within five (5) business days after receipt thereof, either: (i) provide

Tenant with a reasonably detailed written statement of the reasons therefor; or
(ii) meet with Tenant's architect (who Tenant shall cause to be available for such meeting) and thereafter promptly provide detailed comments thereon. If Landlord does not within said five (5) business day period approve or propose modifications to the floor plan and/or specifications, or meet with Tenant's architect and thereafter promptly provide detailed comments thereon, Landlord shall be deemed to have approved such floor plan and specifications. If Landlord timely proposes modifications to all or any portion of the floor plan and specifications, Tenant shall modify the floor plan and/or specifications until they are reasonably acceptable to Landlord. For each set of modified floor plans and/or specifications, Landlord shall have the right to review them and either accept or propose further modifications thereto pursuant to the procedure described above. If Landlord timely and reasonably proposes modifications to all or any portion of the modified floor plan and specifications, the foregoing process shall be repeated until Landlord has approved or is deemed to have approved the modified floor plan and specifications. Upon signing this Lease, Landlord shall communicate in writing any specific design issues that should be reasonably considered by Tenant and Tenant's architect in the preparation of the initial floor plans and/or specifications. If Landlord rejects or proposes modifications to two (2) prior submissions of the floor plan and/or the specifications, Landlord will approve or propose revisions to any additional submissions within two (2) business days of receipt thereof, and if Landlord fails to approve or propose revisions within such two (2) business day period, such floor plans and/or specifications shall be deemed approved.

      2.3 Working Drawings for Suite E Tenant Improvements. After Landlord's approval or deemed approval of the floor plan and specifications, Tenant shall cause to be prepared the working drawings and specifications for the construction of the Suite E Tenant Improvements (the "Working Drawings").

      2.4 Landlord's Approval of Working Drawings. . Landlord shall review and either approve or propose modifications to the Working Drawings. If Landlord desires to modify all or any portion of the Working Drawings proposed by Tenant, it shall within five (5) business days after receipt thereof, either: (i) provide Tenant with a reasonably detailed written statement of the reasons therefor; or (ii) meet with Tenant's architect (who Tenant shall cause to be available for such meeting) and thereafter promptly provide detailed comments thereon. If Landlord does not within said five (5) business day period approve or propose modifications to the Working Drawings, or meet with Tenant's architect and thereafter promptly provide detailed comments thereon, Landlord shall be deemed to have approved such Working Drawings. If Landlord timely proposes modifications to all or any portion of Working Drawings, Tenant shall modify the Working Drawings until they are reasonably acceptable to Landlord. For each set of modified Working Drawings, Landlord shall have the right to review them and either accept or propose further modifications thereto pursuant to the procedure described above. If Landlord timely and reasonably proposes modifications to all or any portion of the modified Working Drawings, the foregoing process shall be repeated until Landlord has approved or is deemed to have approved the modified Working Drawings. If Landlord rejects or proposes modifications to two (2) prior submissions of the Working Drawings, Landlord will approve or propose revisions to any additional submissions within two (2) business days of receipt thereof, and if Landlord fails to approve or propose revisions within such two (2) business day period, such Working Drawings shall be deemed approved. The final Working Drawings (including the specifications that are a part thereto) are referred to herein as the "Plans."

                                    ARTICLE 3

                                     PERMITS

      3.1 Landlord's Permits. Before starting the Tenant Improvement Work, Landlord shall procure all permits, licenses, consents, notices and other approvals necessary to commence such work from all public and quasi-public authorities with jurisdiction.

                                    ARTICLE 4

                          CONSTRUCTION REQUIREMENTS FOR
                             TENANT IMPROVEMENT WORK

      4.1 Construction Standards. The Suite E Tenant Improvements shall be constructed in a good and workmanlike manner, free from material defects in workmanship and materials and in accordance with the Plans and all applicable Laws.

      4.2 Contractor. Landlord intends to select San Jose Construction or another qualified contractor (as selected, "Landlord's Contractor") as its general contractor for the construction of the Tenant Improvement Work. Landlord agrees to cause Landlord's Contractor to exercise commercially reasonable efforts to obtain competitive bids from at least three (3) subcontractors for each material line item of the Tenant Improvement Work and to accept the lowest bids received from qualified subcontractors. Tenant agrees and acknowledges that Landlord's Contractor will construct the Tenant Improvement Work. Landlord's Contractor's fee for such construction shall not exceed current market rates for direct labor and materials, general conditions, overhead and profit..

                                    ARTICLE 5

                                PAYMENT FOR WORK

      5.1 Costs of the Work for Suite E Tenant Improvements. Pursuant to the Lease, Tenant shall have prepaid Landlord for the Costs of the Work incurred in connection with the Suite E Tenant Improvements in the amount of One Hundred Twenty-six Thousand Two Hundred Dollars ($126,200) (the "Prepaid Improvement Costs") and Tenant shall pay the balance (the "Additional Costs"). Subject to the foregoing, Landlord shall reimburse Tenant from the Prepaid Improvement Costs for costs expended by Tenant and submitted to Landlord for payment by Tenant for the preliminary space plan and the Working Drawings and Plans, which reimbursement shall be made to Tenant within five (5) business days after the Commencement Date for Suite E. Prior to commencement of construction of the Suite E Tenant Improvements, Landlord shall provide Tenant with a detailed estimate of the Cost of such Work, and Tenant shall pay the estimated Additional Costs for which it is responsible under this Section 5.1 within five (5) business days of Tenant's receipt of such estimate. Within ninety (90) days after the completion of the Suite E Tenant Improvements or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of the actual Costs of the Work and the actual Additional Costs. Tenant shall pay the remaining amount of the Additional Costs to Landlord within ten (10) days Tenant's receipt of such statement; provided however that if the actual Additional Costs are less than the amount Tenant previously paid for Additional Costs, then Landlord shall pay such excess to Tenant within ten (10) days after Landlord's delivery of such statement. If the actual Costs of the Work are less than the Prepaid Improvement Costs, then pursuant to Section 3.7 of the Lease, the unexpended portion shall be made available for costs incurred with respect to the Suite F Tenant Improvements or retained by Landlord as additional consideration for entering into this Lease.

                                    ARTICLE 6

                                 CHANGE REQUESTS

      6.1 Change Requests. No changes to the Plans requested by Tenant (each, a "Change Request") shall be made without Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, subject to the following:

            (i) No Change Request shall affect the structural or operating systems of the Building;

            (ii) Landlord may require Tenant to pay to Landlord within five (5) business days of written notice from Landlord, the amount by which the Cost of the Work, after implementation of the Change Request, is reasonably estimated by Landlord to exceed the Tenant Improvement Allowance and the Additional Costs, including without limitation, increases in construction costs and other charges payable hereunder caused by any delay in construction of the Suite E Tenant Improvements as a result of a Change Request, provided however that Tenant shall have the right to revoke a Change Request within three (3) business days after Tenant's receipt of the written notice of the estimate of the amount by which the Change Request (x) will increase the Costs of the Work, and (y) will increase the time for completion of the Work (that is, the number of days, if any) and thus be considered a Tenant-caused Delay;

            (iii) Tenant acknowledges that a Change Request may result in a reasonable delay in completion of the Suite E Tenant Improvements caused by Landlord's reviewing, processing and implementing the Change Request. If an actual delay in substantial completion the Suite E Tenant Improvements actually occurs due to Landlord's review and processing of a Change Request, Landlord shall specify such delay in writing to Tenant, and such delay shall be deemed a Tenant-caused Delay;

            (iv) Landlord shall accept only Change Requests signed by Tenant's representative. Tenant may from time to time designate a different representative to authorize Change Requests.

            (v) Any delays in completion of the Suite E Tenant Improvements caused as a result of a Change Request shall not delay the commencement of the Term of the Lease from the date the Term of the Lease would otherwise have commenced had it not been for the Change Request. Tenant agrees that the Lease and all obligations of Tenant thereunder (including without limitation the obligation to pay Rent) shall commence on the date that the Term of the Lease would otherwise have commenced had it not been for the Change Request. The foregoing shall not apply to Change Requests necessitated by changes required by regulatory permitting entities or changes in building code, or other statutory requirements.

      6.2 Procedure. Within five (5) business days after receipt of a written Change Request from Tenant, Landlord shall notify Tenant of Landlord's approval or disapproval of the Change Request, except with respect to Change Requests that affect the mechanical and electrical systems of the Building, which Landlord shall respond to within ten (10) business days. All reasonable costs paid by Landlord to unaffiliated parties in connection with review of proposed Change Requests shall be part of the Costs of the Work. If Landlord fails to notify Tenant of Landlord's disapproval of the Change Request within the required period, the Change Request shall be deemed approved.

      6.3 Period of Review. The period of Landlord's review of a proposed Change Request, and the period during which Tenant has the right to revoke a Change Request, shall be deemed Tenant-caused Delays if an actual delay in substantial completion of the Suite E Tenant Improvements results therefrom.

      6.4 Minor Changes in Work. Landlord shall have the authority, upon prior notice to Tenant but without the consent of Tenant, to order any changes to the Suite E Tenant Improvements required by applicable laws or regulations, and to order minor changes in the Suite E Tenant Improvements not involving a change in the quality of materials, an increase in cost to Tenant, or a delay in the completion of the Suite E Tenant Improvements. Delays caused by Landlord's compliance with laws or regulations shall not be deemed delays within Landlord's control, and Landlord shall have no responsibility or liability with respect thereto.

                                    EXHIBIT C
                              Acceptance Agreement



      With respect to the Lease dated ____________, 20__, between SPI COMMERCE PARK, LP a California limited partnership, as Landlord, and ____________________, a ____________ _________, as Tenant ("Tenant"), by which
Landlord leased to Tenant and Tenant leased from Landlord approximately _________ rentable square feet of Building ___ located at ___________, San Jose, California (the "Premises"), the parties acknowledge and agree as follows:

      1.    The Commencement Date of the Lease (as therein defined) is
            ____________________.

      2. Tenant has accepted the Premises in the condition required under the Lease and Tenant and is currently in possession of the Premises.

      IN WITNESS WHEREOF, this Acceptance Agreement is executed by the parties to the Lease on the date(s) indicated below their signatures.


LANDLORD:                                               TENANT:

By: SPI COMMERCE PARK, LP,                              By: ________________________, ______,
    a California limited partnership                        a _____________ _____________

    By:      SPI Holdings, LLC,                             By:      ____________________
             a Delaware limited liability company           Name:    ____________________
             Its General Partner                            Title:   ____________________

             By:      ______________________                By:      ____________________
             Name:    __________________                    Name:    ____________________
             Its:     __________________                    Title:   ____________________

    Dated: __________________, 2000                         Dated: ________________, 2000

                                    EXHIBIT D
                            Form of Letter of Credit



______________________ BANK             APPLICATION FOR STANDBY LETTER OF CREDIT

LOCATION                                                       DATE
At our counters in _____________, California                   _______ ___, 2000
                                                               FOR BANK USE ONLY

To: ______________ Bank                                        L/C No.

____________________________________________________________________________________________________________________________
  For Account of (Applicant, Name and Address)                  In Favor of (Beneficiary, Name and Address)

(Tenant)                                                       (Landlord and Address)


____________________________________________________________________________________________________________________________
                             Amount                                                   Expiration Date

$___________________ (__________________ and ___/100 Dollars)  Drafts to be drawn and presented to the negotiating or paying bank on or before:  ________________


Available be drafts as sight on you, your branch or your correspondent at your option or you may waive draft requirement. Documents required (should clearly reflect beneficiary's right or reason for drawing):

1.    THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. A DATED CERTIFICATION SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY, FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:

      (A) "AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURED BY ______________ AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT DATED
            _________________ BETWEEN TENANT, AND BENEFICIARY, AS LANDLORD. FURTHERMORE THIS IS TO CERTIFY THAT: (I) LANDLORD HAS GIVEN WRITTEN NOTICE TO TENANT TO CURE THE DEFAULT AND SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THIS LETTER OF CREDIT AND ALL APPLICABLE CURE PERIOD (IF ANY) HAS EXPIRED; AND (II) THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE LANDLORD TO NOW DRAW DOWN ON THE LETTER OF CREDIT."

                                       OR

      (B) "WITHIN THIRTY (30) DAYS PRIOR TO EXPIRY DATE OF THIS LETTER OF CREDIT _______________ ("BENEFICIARY") HAS NOT RECEIVED AN EXTENSION OF AT LEAST ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REASONABLY SATISFACTORY REPLACEMENT LETTER OF CREDIT."


PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE

YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS, AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE, BUT IN ANY EVENT NOT BEYOND ________________ WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED EXHIBIT "A" DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY, TOGETHER WITH THE PAYMENT OF OUR TRANSFER FEE OF 1/4 OF
1% OF THE TRANSFER AMOUNT (MINIMUM USD250.00).

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF
CREDIT.

All documents will be sent in one cover be airmail unless stated otherwise under Special Instructions. Special Instructions:

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO:

_______________ BANK, _________________, ATTN:_________________________

The opening of this credit is subject to the terms and conditions of the Standby Letter of Credit (the "Agreement") on the reverse. If this application is signed by more than one person, the Agreement will be the contract of the signers both as individuals and as a group.

I have read and agree to the terms and conditions on the reverse.

Name of Applicant               Signed                  Title

i
________________________________________________________________________________
Name of Applicant               Signed                  Title


________________________________________________________________________________


            (If more than one page is used, all pages must be signed)


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
                         EXHIBIT "A" TO LETTER OF CREDIT


DATE:

TO: _________________ BANK
                                                    RE: STANDBY LETTER OF CREDIT


GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)


ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

________________________________
     (BENEFICIARY'S NAME)

________________________________
SIGNATURE OF BENEFICIARY


SIGNATURE AUTHENTICATED

________________________________
            (NAME OF BANK)

________________________________
   AUTHORIZED SIGNATURE


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
                                    EXHIBIT E
            Suite F Tenant Improvements to be Constructed by Landlord


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
                                    EXHIBIT F

                         San Jose Orchard Business Park
                  Amended Declaration of Covenants, Conditions
                       And Restrictions, made May 29, 1973


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
                                    EXHIBIT G

                              Rules and Regulations


1.  SIGNS/WINDOWS

All Tenant identification signs shall be approved by Landlord and shall be at Tenant's expense. No sign, placard, picture, advertisement, name or notice shall be attached to any part of the outside of any Premises other than as expressly permitted by Landlord in writing. Tenant shall not place nor allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. Landlord will provide or prescribe a standard drape, blind or window covering that shall not be altered or removed by Tenant. Tenant is responsible to keep windows washed, inside and/or out. No awning or shade shall be affixed or installed over or in the windows or the exterior of the Premises.

2.  COMMON AREA/ROOF

Areas used in common by Tenants shall be subject to such rules and regulations as Landlord may reasonably prescribe.

The sidewalks, entrances and exits, hall passages and stairways, if any, shall not be obstructed or used by Tenant for any purpose other than for ingress and aggress. The hall passages, exits, entrances, stairways and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by ail persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the premises and Tenants, provided that nothing herein shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business. Neither Tenant nor employees or invitees of Tenant shall go upon the roof of any building of the Project.

3.  RESTROOM FACILITIES

The washrooms and restrooms and appurtenances thereto shall not be used for any other use than those for which they were constructed. No sweepings, rubbish, rags or other foreign :substances shall be thrown or placed therein. No person shall waste water by interfering or tampering with the faucets. Any damage in washrooms or restrooms or appurtenances shall be paid for by the Tenant who, or whose agents., guests, or employees, shall cause such damage.

4.  DAMAGE

Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, nail, screw or drill into surfaces, paint or in any way mar the Project surfaces. Pictures, certificates, licenses and similar items normally used in Tenant's Premises may be carefully attached to the walls by Tenant in a manner to be prescribed by the Landlord. Upon removal of such items by Tenant, any damage to the walls or other surfaces shall be repaired by Tenant.

5.  FURNITURE, SAFES / MOVING

Furniture, freight, equipment, safes or other bulky articles shall be moved into or out of the Project only in the manner and at such times as Landlord may direct. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof. Landlord shall in all cases have the right to determine or limit the weight, size and position of all safes and other heavy equipment. Landlord will not be responsible for loss or damage to any safe or other property of Tenant from any cause. All damage done to the Premises or Project by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

6.  JANITORIAL SERVICE


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
Should Landlord provide janitorial services under this Lease, such janitorial services shall include ordinary dusting, cleaning and normal vacuuming by the janitor assigned to such work and shall not include cleaning of carpets, rugs or moving of furniture or other special services. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property from the Premises, however occurring or for any damage done to the affects of Tenant by the janitor or any other employee. Any persons employed by any Tenant to do janitorial work shall, while in the Project but outside of the Premises, be subject to and under the control and direction of the manager of the Project (but not as an agent or servant of said manager of the Project, and Tenant shall be responsible for all acts of such persons).

7.  NUISANCES

Except as otherwise provided and approved by Landlord in the Lease, Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other Tenants of the Project by reason of noise, odors and/or vibrations, or Interfere in any way with other Tenants or those having business therein nor shall any animals or birds be brought in or kept In or about the Premises or the Project. Tenant shall maintain the leased Premises free from mice, bugs, and ants attracted by food, water or storage materials.

8.  USE OF PREMISES

The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purpose, nor for any purpose that will damage the Premises or the reputation thereof, nor for any purpose other than that specified in the Lease covering the Premises.

9.  DANGEROUS ARTICLES

Except as otherwise provided and approved by Landlord in the Lease, Tenant shall not use or keep in the Premises or common areas any kerosene, gasoline or inflammable or combustible fluid or material, or any article deemed extra hazardous on account of fire or other dangerous properties or use any other method of heating or air conditioning other than supplied by Landlord.

10.  WIRING

Except as otherwise provided and approved by Landlord in the Lease, no electric wires, or any other electrical apparatus, or additional electrical outlets, shall be installed except with written request to and written approval from Landlord. Except as otherwise provided and approved by Landlord in the Lease, any installation of such wiring shall be removed by Landlord at Tenant's expense. Landlord reserves the right to enter upon the Premises for the purpose of installing additional electrical wiring and other utilities for the benefit of the Tenant or other Tenants.

11.  SECURITY PRECAUTIONS

All doors of the premises shall be kept closed during normal business hours and securely locked after business hours except for normal ingress and egress. Tenant must observe strict care and caution that all water faucets or any other apparatus is shut off when not in normal use and before Tenant or Tenant's employees leave the Premises, and that all electricity, gas, etc. shall likewise be carefully shut off so as to prevent waste or damage.

12.  IMPROPER CONDUCT

Landlord reserves the right to exclude or expel from the Project any person who in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules & Regulations of the Project.

13.  LANDLORD REQUESTS / NOTICES

Employees of Landlord shall not perform any work for Tenant unless under special instruction from Landlord. Tenant shall give Landlord prompt notice of any defects in the water, sewage, gas pipes. electrical lights and fixtures, heating apparatus, or any other service equipment. No employee of Landlord will admit any person other than Tenant to the Premises without specific written notification by Tenant to Landlord.

14.  SOLICITATIONS

Tenant shall not disturb, solicit or canvass any occupant of the Project and shall cooperate to prevent same.

15.  VENDING MACHINES

No vending machines or machines of similar description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

16.  ADVERTISING

Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant except as a part of Tenant's address. Landlord shall have the right to prohibit the use of the name of the Project or other publicity by Tenant which in Landlord's opinion tends to impair the reputation of the Project or its desirability to other Tenants. Tenant will refrain from or discontinue such publicity upon notification by Landlord.

17.  PARKING

The parking areas within the Project shall be used solely for the parking of passenger vehicles during normal office hours. The parking of trucks, trailers, recreational vehicles and campers is specifically prohibited. Tenant agrees that vehicles of Tenant or its employees or agents shall not park in driveways nor occupy parking spaces or other areas reserved for any use such as visitors, delivery, loading or other Tenants. Landlord or its agents shall have the right to cause to be removed any car of Tenant, its employees or agents, that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle. No vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled it shall be removed within 48 hours or, if abandoned, Landlord reserves the right to remove some at Tenant's expense. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. In the event that common area parking facilities become overburdened, Landlord reserves the right to take whatever steps are necessary to relieve such overburdening provided that Tenant shall be entitled to its full number of Tenant's Allocated Parking Spaces. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license numbers of vehicles owned or operated by its employees and agents. Landlord shall have the right to implement and has currently implemented a permit parking system. Tenant shall be entitled to one permit for each Allocated Parking Space

18.  AUCTIONS

No auction, public or private, will be permitted.

19.  HEATING AND AIR

Should Landlord provide heat and air conditioning under this Lease, Tenant shall not employ any additional or supplemental means of heating or air conditioning without the prior written consent of Landlord.

20. KEYS

Tenant must upon termination of Tenant's tenancy return to Landlord all keys either furnished to or otherwise procured by Tenant. In the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

21. EXTERIOR

Except as otherwise provided and approved by Landlord in the Lease, Tenant shall not place any improvements or movable object including antennas, outside furniture, etc. in the parking areas, landscaped areas, or other areas outside of the Premises, or on the roof of any building of the Project.


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
All trash is to be deposited in the trash receptacles. Should Tenant deposit trash in any area other than those designated, Tenant will be charged for its removal.


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